CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Fuse Enterprises, Inc.

As independent registered public accountants, we hereby consent to the use of our audit report dated March 2, 2016, with respect to the financial statements of  Fuse Enterprises, Inc. in its registration statement Form S-1/A. We also consent to the reference of our firm under the caption “interest of named experts and counsel” in the registration statement.

/s/ KLJ & Associates, LLP

Edina, MN

March 2, 2016

5201 Eden Ave

Suite 300

Edina, MN  55436

630.277.2330